EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-30516, 333-01299, 333-22169, 333-44701, 333-56287, 333-76027, 333-113455, 333-125108 and 333-141112) of Parametric Technology Corporation of our report dated February 5, 2008 relating to the financial statements of CoCreate Software GmbH, which appears in Amendment No. 1 to the Current Report on Form 8-K of Parametric Technology Corporation filed on February 6, 2008.
Stuttgart/Germany, February 6, 2008

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/s/Carolin Schütt Wirtschaftsprüfer	/s/Andreas Schüpfer Wirtschaftsprüfer